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                                                                    EXHIBIT 16.0


                          [ARTHUR ANDERSEN LETTERHEAD]




November 16, 1998

Mr. Lynn Turner
Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Mr. Turner:

We have read paragraph 3 of Item 5 included in the Form 10-Q dated September 30, 1998, and filed on November 16, 1998, of Intelect Communications, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP